Exhibit 99.1

AMENDMENT

TO

ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

This amendment (this “Amendment”), dated April 1, 2021, to the Arrangement Agreement dated January 14, 2021 (the “Arrangement Agreement”) and to the plan of arrangement set out in Schedule A of the Arrangement Agreement (the “Plan of Arrangement”) is by and among Atlantic Power Corporation, a corporation existing under the laws of the Province of British Columbia, Atlantic Power Preferred Equity Ltd., a corporation existing under the laws of the Province of Alberta, Atlantic Power Limited Partnership, a limited partnership existing under the laws of the Province of Ontario, Tidal Power Holdings Limited, a private limited company existing under the laws of the United Kingdom and Tidal Power Aggregator, L.P., a limited partnership existing under the laws of the Cayman Islands.

RECITALS:

A.	The parties hereto have entered into the Arrangement Agreement;

B.	The parties hereto desire to amend certain provisions of the Arrangement Agreement, as permitted by Section 8.1 of the Arrangement Agreement, in order to clarify the mechanics surrounding the payment of the consideration payable pursuant to the transactions contemplated by the Arrangement Agreement; and

C.	The parties hereto desire to amend certain provisions of the Plan of Arrangement, as permitted by Section 8.1 of the Arrangement Agreement and Section 5.1 of the Plan of Arrangement, in order to provide for certain alterations to the notice of articles and articles of Atlantic Power Corporation in connection with a Pre-Acquisition Reorganization (as defined in the Arrangement Agreement) pursuant to Section 4.12 of the Arrangement Agreement.

NOW THEREFORE THIS AMENDMENT WITNESSES THAT in consideration of the covenants and agreements contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties to this Amendment covenant and agree as follows:

1.	Defined Terms.

Terms used in this Amendment and not defined shall have the meanings ascribed to such terms in the Arrangement Agreement.

2.	Definitions.

Section 1.1 of the Arrangement Agreement is amended by:

(a)	Adding the following to the end of the definition of “Company Debenture Share Consideration”:

For the purpose of calculating the Company Debenture Share Consideration, the Parties agree that, in lieu of issuing fractional Common Shares to Company Debentureholders, each such Company Debentureholder shall be entitled to receive, for each $1,000 principal amount of Company Debentures, an amount in cash (rounded to the nearest cent) equal to the product of (i) the Consideration and (ii) any such fractional Common Share which such Company Debentureholder would otherwise be entitled to receive upon conversion of their Company Debentures, as converted into Canadian dollars by applying the CAD/USD daily exchange rate quoted by the Bank of Canada on the eleventh (11th) trading day on the TSX prior to the Effective Date (such cash payment, the “Company Debenture Fractional Share Cash Consideration”).

(b)	replacing the definition of “Depositary” with the following:

“Depositary” means (i) with respect to the Common Shares and the Preferred Shares, such Person as the Company and the AP Preferred Equity Issuer may appoint to act as depositary for the Common Shares and the Preferred Shares in relation to the Arrangement (with the approval of the Purchasers, acting reasonably) and (ii) with respect to the APLP MTNs, the trustee under the APLP MTNs Indenture or such Person as the APLP may appoint to act as depositary for in respect of the MTNs Transaction (with the approval of the Purchasers, acting reasonably).

(c)	adding the following definition:

“MTN Paying Agent” with respect to the consent fee contemplated by the MTNs Transaction (as described in further detail in Schedule F), such Person as APLP may appoint to act as paying agent for the purpose of paying such consent fee in relation to the MTNs Transaction (with the approval of the Purchasers, acting reasonably).

3.	Payment of Consideration.

Section 2.11 of the Arrangement Agreement is amended by replacing the text of Section 2.11 with the following:

The Purchasers shall, immediately prior to the Effective Time, provide (i) the Depositary for the Common Shares and Preferred Shares with sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) to satisfy the aggregate Consideration for the Common Shares (including, for greater certainty, the Common Shares issued to the Company Debentureholders pursuant to the Company Debenture Transaction), the aggregate Preferred Share Consideration for the Preferred Shareholders and any other amounts payable by the Purchasers under the Plan of Arrangement that are to be provided to such Depositary (including the amounts payable to holders of the DSUs), (ii) the Depositary for the APLP MTNs with sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) to satisfy the aggregate Noteholder Consideration for the APLP MTNs (other than the aggregate amount of any consent solicitation fees payable in connection with MTNs Transaction, as described in Schedule F), (iii) the MTN Paying Agent with sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) to satisfy the aggregate amount of any consent solicitation fees payable in connection with MTNs Transaction (as described in Schedule F), and (iv) Computershare and/or Computershare U.S. with sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Company and the Purchasers, each acting reasonably) to satisfy the aggregate Company Debenture Cash Consideration, in each case, in accordance with the terms of this Agreement and the Plan of Arrangement.

4.	Company Debenture Transaction.

Section 4.9(1) of the Arrangement Agreement is amended by replacing the text of Section 4.9(1) with the following:

The Company shall use commercially reasonable efforts to hold the Debentureholder Meeting with a view to obtaining approval by the Company Debentureholders of the Debentureholder Resolution in respect of an offer to amend the Company Debenture Indenture in order to include a mandatory conditional conversion of all outstanding Company Debentures (the “Company Debenture Transaction”) into the Company Debenture Share Consideration and the right to receive a payment in cash equal to (i) all accrued and unpaid interest on the Company Debentures on each C$1,000 principal amount of such Company Debentures to, but excluding, the Effective Date, and (ii) the Company Debenture Fractional Share Cash Consideration (such cash payments, collectively, the “Company Debenture Cash Consideration”), all on terms set forth in Schedule C. The consummation of the Company Debenture Transaction shall be conditioned upon the Effective Time of the Arrangement. If the Parties mutually agree in writing, the Company shall use commercially reasonable efforts to commence, as soon as reasonably practicable following the date of such written agreement a consent solicitation (“Debentureholder Consent Solicitation”) to seek, in accordance with the terms and conditions of the Company Debenture Indenture, the consent in writing of Company Debentureholders holding not less than two-thirds of the aggregate principal amount of the outstanding Company Debentures (the “Debentureholder Consent”) in respect of the Company Debenture Transaction.

5.	Plan of Arrangement

Section 1.1 of the Plan of Arrangement is amended by adding the following definitions:

“Registrar” means the Registrar of Companies in British Columbia.

“Reorganization Preferred Shares” has the meaning ascribed thereto in Section 2.3.

Section 2.3 of the Plan of Arrangement is amended by adding the following text at the beginning of Section 2.3:

Immediately prior to the Effective Time, the Company’s authorized share structure shall be altered to create an unlimited number of preferred shares issuable in series, having class rights which authorize the board of directors of the Company to alter the notice of articles and articles of the Company to create series of shares and attach such special rights or restrictions to the shares of a series as may be determined by the board of directors of the Company (the “Reorganization Preferred Shares”). Reorganization Preferred Shares of any series so created shall not carry the right to vote. The Company’s notice of articles and articles shall be altered to reflect the creation of the Reorganization Preferred Shares, which shall take effect on the date and at the time specified in the notice of alteration filed with the Registrar.

6.	References.

Each reference in the Arrangement Agreement to “this Agreement,” “hereof,” “herein,” “hereto,” “hereunder,” “hereby” or words of like import referring to the Arrangement Agreement shall mean and be a reference to the Arrangement Agreement as amended by this Amendment. All references in the Arrangement Agreement or the Company Disclosure Letter to “the date hereof” or “the date of this Agreement” shall refer to January 14, 2021.

7.	Effect of Amendment.

This Amendment shall not constitute an amendment or waiver of any provision of the Arrangement Agreement not expressly amended and or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Arrangement Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

8.	Counterparts, Execution.

This Amendment may be executed, including by electronic signature, in any number of counterparts (including counterparts by facsimile or any other form of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

9.	Governing Law.

This Amendment will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.	General Provisions.

The provisions of Article 8 (other than Section 8.2) of the Arrangement Agreement shall apply mutatis mutandis to this Amendment, and to the Arrangement Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATLANTIC POWER CORPORATION

By:	/s/ Terrence Ronan
Authorized Signing Officer

ATLANTIC POWER PREFERRED EQUITY LTD.

By:	/s/ Terrence Ronan
Authorized Signing Officer

ATLANTIC POWER LIMITED PARTNERSHIP, acting through its general partner, ATLANTIC POWER GP INC.

By:	/s/ Terrence Ronan
Authorized Signing Officer

TIDAL POWER HOLDINGS LIMITED

By:	/s/ Dominic Spiri
Authorized Signing Officer

TIDAL POWER AGGREGATOR, L.P., acting through its general partner, ISQ Global Fund II GP, LLC

By:	/s/ Thomas Lefebvre
Authorized Signing Officer